EXHIBIT 1

               The undersigned agree that the statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.

Dated:         October 13, 1998
                                          Lonrho Plc


                                          By:        /s/ John F. Price
                                                    ----------------------------
                                                    John F. Price
                                                    Under Power of Attorney
                                                    dated October 6, 1994


                                          London Australian & General Property
                                              Company Limited



                                          By:       /s/ John F. Price
                                                    ----------------------------
                                                    John F. Price
                                                    Under Power of Attorney
                                                    dated October 15, 1997


                                          The Hondo Company.


                                          By:        /s/ John F. Price
                                                     ---------------------------
                                                     John F. Price, President

                                          HOGC Acquisition Corp.


                                          By:        /s/ John F. Price
                                                     ---------------------------
                                                     John F. Price, President